Exhibit 2

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

July 19, 2006

Ladies and Gentlemen:

The Registrant hereby acknowledges that:

      (i) the registrant is responsible for the adequacy and accuracy of the disclosure in this filing;
      (ii) staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and
      (iii) the registrant may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States


Sincerely,

DTLL, INC